SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: October 16, 2001

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293 (Commission File Number)	43-1309065 (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri (Address of Principal Executive Offices)	63302-0900 (Zip Code)

(636) 946-6525 (Registrant's Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Text of Press Release dated October 16, 2001, issued by LMI Aerospace, Inc.

Item 9.   Regulation FD Disclosure.

           On October 16, 2001, LMI Aerospace, Inc. issued a press release disclosing certain information relating to an extension of its existing contract with Lockheed Martin Aeronautics Company. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   October 16, 2001

LMI AEROSPACE, INC.

By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release dated October 16, 2001 issued by LMI Aerospace, Inc.

Exhibit 99.1

LMI Aerospace, Inc.
Post Office Box 900
St. Charles, Missouri 63302

For more information,
Contact Ed Dickinson, 636/916-2150

LMI AEROSPACE, INC. ANNOUNCES FIVE-YEAR CONTRACT EXTENSION
WITH LOCKHEED MARTIN FOR MILITARY AIRCRAFT COMPONENTS

St. Louis, October 16, 2001 - LMI Aerospace, Inc. (NASDAQ/NMS:LMIA) has announced a five-year extension of contracts under its existing long-term purchase agreement with Lockheed Martin (LMT) Aeronautics Company, Fort Worth, Texas, through 2007. These contracts are for products sold on F-16, F-22, F-2, and C-130 aircraft and represent an estimated $34 million of revenue over the five-year period at current aircraft production rates.

In addition, Lockheed committed to extend LMI’s participation on the T-50, a new fighter trainer produced jointly by Lockheed Martin and Korea Aerospace. LMI will continue to produce the Leading Edge Wing Seal for the T-50 through 2010. This represents potential revenue of up to $20 million based on production of 1,000 aircraft.

Ronald S. Saks, president and chief executive officer of LMI said, “This extension of our existing work and the addition of the T-50 program continues our solid presence in the military aerospace market. We are working hard to grow our representation in the military and regional/business jet segments of the aerospace industry as well as non-aerospace markets. This extension of our long-term agreement and the T-50 award are positive steps in helping us achieve our goals.”

LMI Aerospace, Inc. is a leading supplier of quality components to the aerospace and technology industries. The Company operates six manufacturing facilities that fabricate, finish and integrate close tolerance aluminum and specialty alloy components for commercial, corporate, regional and military aircraft, and for laser equipment used in the semi conductor and medical industries. Its products include leading edge wing components and lens assemblies; cockpit window frame assemblies; fuselage skins and supports; passenger and cargo door frames and supports; and excimer laser components. The Company celebrated its 50th anniversary in 1998.

This press release includes forward-looking statements related to LMI Aerospace’s outlook for 2001 and beyond, which are based on current management expectations. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward-looking statements as a result, among other things, of the factors detailed from time to time in LMI Aerospace’s filings with the Securities and Exchange Commission.